UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2019

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

On April 27, 2019, the Board of Directors (the “Board”) of DaVita Inc. (the “Company”) appointed Javier J. Rodriguez, currently Chief Executive Officer of DaVita Kidney Care, as Chief Executive Officer of the Company and a director, effective June 1, 2019 (the “Effective Date”). Mr. Rodriguez will replace Kent J. Thiry, who will step down as Chairman of the Board and Chief Executive Officer of the Company and DaVita Medical Group and will assume the position of Executive Chairman of the Board as of the Effective Date.

Mr. Rodriguez, 48, joined the Company in 1998 and has served the Company in a number of different capacities. He has served as Chief Executive Officer of DaVita Kidney Care since March 2014 and, prior to this, served as the Company’s president from February 2012 to March 2014.

Employment Agreement with Mr. Rodriguez

In connection with this transition, the Company and Mr. Rodriguez entered into a new employment agreement, dated as of April 29, 2019 (the “Employment Agreement”), reflecting his new position. The Employment Agreement has an initial three-year term and, beginning on the third anniversary of the Effective Date, is subject to automatic renewal for additional one-year periods, unless terminated earlier by the Company or Mr. Rodriguez in accordance with the terms of the Employment Agreement. The payments and benefits to which Mr. Rodriguez is entitled under the Employment Agreement include: (i) an annual base salary of $1,200,000; (ii) participation in the Company’s annual incentive plan, with a target incentive bonus opportunity equal to 150% of base salary; (iii) participation in the Company’s employee benefit plans that are generally available to Company executives; (iv) participation in any long-term cash or equity incentive plans in which other Company senior executives generally participate; and (v) a one-time, promotional equity incentive award with a target grant date fair value of $2,000,000, which will vest over three years (subject to satisfaction of performance goals to be determined).

Pursuant to the Employment Agreement, if the Company terminates Mr. Rodriguez’s employment for reasons other than death, disability or cause (or if the Employment Agreement is not renewed upon the completion of the term), or if Mr. Rodriguez voluntarily terminates his employment for good reason, Mr. Rodriguez will in each case be entitled to the following severance benefits (in addition to certain accrued but unpaid amounts): (i) a prorated annual incentive bonus for the fiscal year in which the termination of employment occurs; (ii) an amount equal to the product of (a) two (or, if the termination of employment occurs within two years following a change in control, three) (such number, the “Severance Multiple”), multiplied by (b) the sum of (I) Mr. Rodriguez’s then-current annual base salary and (II) the average of his annual incentive bonus earned for the last two full fiscal years prior to the year of termination; (iii) the use of an office and an administrative assistant for a number of years equal to the applicable Severance Multiple (or until Mr. Rodriguez obtains other full-time employment, if earlier); and (iv) a payment equal to the employer-paid portion of the monthly health insurance premium for Mr. Rodriguez and his dependents as of the date of termination for a number of years equal to the Severance Multiple (or until comparable coverage is available from another employer, if earlier). Such severance benefits are subject to Mr. Rodriguez’s execution and non-revocation of a release of claims. The Employment Agreement also contains non-competition and non-solicitation provisions, each of which continue in effect for two years following any termination of Mr. Rodriguez’s employment, as well as perpetual non-disparagement, confidentiality and work product covenants.

Executive Chairman Agreement with Mr. Thiry

The Company and Mr. Thiry entered into an Executive Chairman Agreement as of April 29, 2019 (the “Executive Chairman Agreement”). The Executive Chairman Agreement provides that, as of the Effective Date, Mr. Thiry will assume the position of Executive Chairman and will cease his service as Chief Executive Officer. Mr. Thiry’s employment as Executive Chairman will continue until the first anniversary of the Effective Date (the “Expiration Date,” and such period, the “Employment Period”). Effective as of the Expiration Date, Mr. Thiry’s employment with the Company and its affiliates will terminate, unless terminated earlier by the Company or Mr. Thiry in accordance with the terms of the Executive Chairman Agreement.

The Executive Chairman Agreement provides that, during the Employment Period, Mr. Thiry will receive an annual base salary of $1,000,000 and will be eligible to receive certain annual bonuses for 2019 and 2020, with target bonus opportunities determined as follows:

•

For 2019, Mr. Thiry will be eligible for an annual bonus with a target opportunity determined as follows: (a) for period from January 1, 2019 through May 31, 2019, Mr. Thiry’s target annual bonus opportunity will be equal to 150% of his base salary earned during such period (which is consistent with his target annual incentive opportunity as Chief Executive Officer) and (b) for the period from June 1, 2019, through December 31, 2019, Mr. Thiry’s target annual bonus opportunity will be equal to 100% of his base salary earned during such period.

•

For 2020, Mr. Thiry will be eligible for an annual bonus with a target opportunity equal to 100% of his annual base salary, which amount will be prorated based on the portion of 2020 during which he is employed by the Company.

Additionally, subject to Mr. Thiry’s continued employment through the grant date, the Company will grant him equity awards in May 2019 with a target grant date fair value of $3,500,000, which will be granted 50% in the form of time-vesting restricted stock units that vest upon the Expiration Date (the “2019 RSUs”) and 50% in the form of performance-vesting restricted stock units that vest on terms substantially consistent with those applicable to similar awards granted to other senior executives of the Company in May 2019 (the “2019 PSUs”), subject in each case to Mr. Thiry’s continued employment through the Expiration Date. Notwithstanding the foregoing, if Mr. Thiry’s employment with the Company is terminated involuntarily without cause or due to his death, disability or resignation for good reason prior to the Expiration Date, the 2019 RSUs will vest in full, and the 2019 PSUs will remain eligible to vest as if Mr. Thiry had remained employed through the applicable vesting date (subject in each case to the execution and non-revocation of a release of claims by Mr. Thiry or, if applicable, his estate). Mr. Thiry will not receive an equity grant with respect to the 2020 calendar year. During the Employment Period, Mr. Thiry will be entitled to continue participation in the Company’s employee benefit plans and to receive certain expense reimbursements.

The Executive Chairman Agreement provides that Mr. Thiry’s employment as Executive Chairman may be terminated prior to the Expiration Date due to his death or disability, by the Company with or without cause, or by Mr. Thiry’s resignation with good reason. Any such termination generally will be governed by the applicable provisions of the Employment Agreement between Mr. Thiry and the Company, dated as of July 25, 2008, and amended effective December 31, 2014, and August 20, 2018 (the “Thiry Employment Agreement”), including provisions under the Thiry Employment Agreement entitling Mr. Thiry to certain severance or termination-related payments and benefits. Upon Mr. Thiry’s termination of employment, the Executive Chairman Agreement provides that he will receive severance benefits consistent with an involuntary termination without cause under the Thiry Employment Agreement except that, in the case of resignation without good reason prior to the Expiration Date, the 2019 RSUs and 2019 PSUs will be forfeited and Mr. Thiry will not be entitled to any bonus for the period following the commencement of his service as Executive Chairman. Any severance or termination-related payments to which Mr. Thiry may be entitled under the Executive Chairman Agreement (through its incorporation of the termination provisions in the Thiry Employment Agreement) are subject to his execution and non-revocation of a release of claims.

Upon any termination of employment with the Company, Mr. Thiry will be deemed to have resigned as a director of the Company and from all other offices and positions with the Company and its affiliates. In addition, the Executive Chairman Agreement incorporates by reference certain continuing restrictive covenant obligations under the Thiry Employment Agreement, including non-competition, non-solicitation and confidentiality obligations. The Executive Chairman Agreement also requires both Mr. Thiry and the Company to abide by a perpetual non-disparagement obligation.

The foregoing descriptions of the terms and conditions of the Employment Agreement and the Executive Chairman Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and the Executive Chairman Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

A copy of the press release issued by the Company on April 29, 2019, regarding this transition is attached as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between Javier J. Rodriguez and DaVita, Inc., dated as of April 29, 2019.

10.2	Executive Chairman Agreement between Kent J. Thiry and DaVita, Inc., dated as of April 29, 2019.

99.1	Press Release dated April 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: April 29, 2019	/s/ Kathleen A. Waters
Kathleen A. Waters
Chief Legal Officer